EXHIBIT 11 - STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE

                                                     Three Months Ended September 30,    Nine Months Ended September 30,
                                                     --------------------------------    -------------------------------
                                                           1996             1995                1996           1995
                                                     --------------     -------------    ---------------   -------------
PRIMARY

Average shares outstanding                               11,425,494      11,204,241         11,338,959     10,123,098

Net effect of dilutive stock options -
   based on the treasury stock
   method using average market price                        426,405         190,825            299,053        140,310
                                                       ------------    ------------       ------------   ------------

TOTAL                                                    11,851,899      11,395,066         11,638,012     11,344,863
                                                       ------------    ------------       ------------   ------------

NET INCOME                                             $    962,692    $    346,541       $  2,872,579   $  1,660,881
                                                       ============    ============       ============   ============
PER SHARE AMOUNT                                       $       0.08    $       0.03       $       0.25   $       0.15
                                                       ============    ============       ============   ============


FULLY DILUTED

Average shares outstanding                               11,425,494      11,204,241         11,338,959     11,204,553

Net effect of dilutive stock options -
   based on the treasury stock
   method using the quarter-end market price
   if higher than average market price                      520,419         190,825            337,586        140,310
                                                       ------------    ------------       ------------   ------------

TOTAL                                                    11,945,913      11,395,066         11,676,545     11,344,863
                                                       ------------    ------------       ------------   ------------
NET INCOME                                             $    962,692    $    346,541       $  2,872,579   $  1,660,881
                                                       ============    ============       ============   ============

PER SHARE AMOUNT                                       $       0.08    $       0.03       $       0.25   $       0.15
                                                       ============    ============       ============   ============



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